===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement


[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement


[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       MODIS PROFESSIONAL SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[MODIS PROFESSIONAL SERVICES LOGO]

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                            September 24, 2001


DEAR MODIS PROFESSIONAL SERVICES, INC. SHAREHOLDER:

  On behalf of the Board of Directors and management of Modis Professional Services, Inc. (the "Company"), we cordially invite you to attend a special meeting of shareholders (the "Special Meeting") to be held on Wednesday, October 24, 2001, at the Modis Building, 1 Independent Drive, Jacksonville, FL 32202, in the Auditorium, at 8:00 a.m., local time. The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. No other business will be transacted at the Special Meeting.


  It is important that your shares be represented at the Special Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Special Meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

/s/ Derek E. Dewan
------------------
DEREK E. DEWAN
Chairman of the Board of Directors         /s/ Timothy D. Payne
                                           --------------------
                                           TIMOTHY D. PAYNE
                                           President and Chief Executive
                                           Officer

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 24, 2001

TO THE HOLDERS OF COMMON STOCK:

  PLEASE TAKE NOTICE that a special meeting of shareholders (the "Special Meeting") of Modis Professional Services, Inc. (the "Company") will be held on Wednesday, October 24, 2001 at 8:00 a.m., local time, at the Modis Building, 1 Independent Drive, Jacksonville, FL 32202, in the Auditorium.


  The Special Meeting will be held for the following purpose:

  1. To act upon a resolution to change the name of the Company to MPS Group, Inc.


  Pursuant to Florida law, no other business may be conducted at the Special Meeting.

  All shareholders are cordially invited to attend the Special Meeting; however, only shareholders of record at the close of business on September 13, 2001, are entitled to notice of and to vote at the Special Meeting.


                                          By Order of the Board of Directors,


                                          /s/ Marc M. Mayo

                                          MARC M. MAYO


                                          Senior Vice President, Secretary and


                                          General Counsel


Dated: September 24, 2001

Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                       MODIS PROFESSIONAL SERVICES, INC.
                              1 INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32202

                    PROXY STATEMENT FOR SPECIAL MEETING OF
                   SHAREHOLDERS TO BE HELD OCTOBER 24, 2001

                                 INTRODUCTION

  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders of Modis Professional Services, Inc., a Florida corporation (the "Company"), on or about September 24, 2001, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the special meeting of shareholders (the "Special Meeting") of the Company to be held on Wednesday, October 24, 2001, at 8:00 a.m., local time, or at any adjournment thereof. The Special Meeting will be held at the Modis Building, 1 Independent Drive, Jacksonville, FL 32202, in the Auditorium.


  Only shareholders of record at the close of business on September 13, 2001 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 98,129,705 shares of Common Stock, par value $.01 per share (the "Common Stock").


                               VOTING PROCEDURES

  The Board of Directors has designated Derek E. Dewan and Timothy D. Payne, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the Special Meeting, notifying the Secretary of the Company or his delegate and voting in person. The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible. If sufficient votes in favor of the change of name are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies.

  Each outstanding share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. The proposal to change the Company's name will be approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed the votes opposing the action. Although abstentions and broker non-votes are counted for quorum purposes, abstentions and broker non-votes will have no effect on the vote to approve the proposal. A broker non-vote occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the New York Stock Exchange because its customer has not provided any voting instructions on the matter.


  Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matter to be acted upon, the shares represented by a signed proxy will be voted "FOR" the resolution to change the Company's name to MPS Group, Inc.

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                       TO CHANGE THE COMPANY'S NAME FROM
                       MODIS PROFESSIONAL SERVICES, INC.
                              TO MPS GROUP, INC.

  The Company's Board of Directors has adopted a resolution approving and recommending to the Company's shareholders for their approval an amendment to the Company's Articles of Incorporation to change the name of the Company from Modis Professional Services, Inc. to MPS Group, Inc.

  The Board of Directors and management believes that the Company's current name causes confusion about the Company's services and hinders the Company's ability to effectively promote its lines of business. Management believes that changing the Company's name to MPS Group, Inc. will eliminate these concerns.

                      REASONS FOR THE PROPOSED AMENDMENT

  In September 1998, the Company (at that time named Accustaff Incorporated) sold its commercial and teleservices business to Randstad US, L.P. In connection with that transaction, the Company sold the name "Accustaff" and, as a result, was required to change its name. The name Modis Professional Services was chosen to reflect the Company's focus on its information technology ("IT") business, known as Modis, and its professional services business.

  Since 1998, much has changed, both in the markets in which the Company competes and in the Company's operations. The professional services division of the Company has become more significant from both a financial and strategic perspective. Further, following the Company's decision in November 2000 not to separate the Company's IT and professional services businesses, the Company has continued to position itself as a full service provider of human capital solutions.

  Management believes that eliminating the references to "Modis" and to "Professional Services" in its name will alleviate certain marketing and brand positioning issues faced by the various divisions of the Company. For example, the professional services division of the Company finds that its target customers can be confused by its association with Modis, one of the largest IT staffing companies in the United States. Similarly, Idea Integration, the Company's e-Business solutions division, encounters confusion when positioning itself as a provider of digital solutions when it is associated with Modis or the professional services division.


  By changing the Company's name to MPS Group, Inc., management believes that these challenges will be largely eliminated. The Company will retain its New York Stock Exchange ticker symbol "MPS." Management believes that the ticker will provide further name and brand awareness following the name change.


  The Company does not anticipate incurring any material expenses in connection with the change of name. External company signage on the Company's headquarters building in Jacksonville will not be changed since it represents the brand of the Modis business unit.

  The text of the proposed amendment is found in Article I of the proposed Articles of Amendment to Amended and Restated Articles of Incorporation which is set forth in Exhibit A to this Proxy Statement. If this proposal is adopted, it will become effective upon filing of the Articles of Amendment with the Florida Department of State.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                     PRINCIPAL SHAREHOLDERS AND SECURITIES
                            OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of Common Stock as of September 15, 2001 of: (i) each director, (ii) the Company's Chief Executive Officer and four most highly compensated executive officers as of December 31, 2000, (iii) those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.



                                                 Shares Beneficially Owned
                                                 ------------------------------
   Name                                             Number        Percent(1)
   ----                                          --------------- --------------
   Derek E. Dewan(2)............................       5,303,100         5.19%
   T. Wayne Davis(3)............................         405,401            *
   Peter J. Tanous(4)...........................         151,001            *
   John R. Kennedy(5)...........................         105,334            *
   Michael D. Abney(6)..........................       1,110,539         1.12%
   William Isaac(7).............................          12,000            *
   George J. Mitchell(8)........................          20,000            *
   Michael Huyghue(9)...........................          18,500            *
   Timothy D. Payne(10).........................         680,667            *
   George A. Bajalia(11)........................         304,000            *
   Marc M. Mayo(12).............................         484,334            *
   Massachusetts Financial Services
    Company(13).................................      12,500,813        12.74%
   Ross Financial(14)...........................       8,012,500         8.16%
   Legg Mason Inc.(15)..........................       6,381,985         6.50%
   All directors and executive officers as a
    group (thirteen (13) persons)(16)...........       9,044,844         8.59%


--------

   *  Indicates less than 1%.


 (1) Percentage is determined on the basis of 98,129,705 shares of Common Stock outstanding as of September 15, 2001, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").


 (2) Mr. Dewan's shares consist of: (i) 286,100 shares held in his name, (ii) 4,057,000 shares represented by options exercisable within 60 days of September 13, 2001; and (iii) 960,000 restricted shares that will vest in 5 years.


 (3) Mr. Davis beneficially owns or has options to acquire 445,400 shares of Common Stock, including the 405,401 shares shown in the table above. Mr. Davis' shares consist of: (i) 130,000 shares held in his name; (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation, over which Mr. Davis has sole voting and dispositive power;
     (iii) 5,400 held in Mr. Davis' wife's name; (iv) 240,001 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (v) options for 39,999 shares which vest over the next year.


 (4) Mr. Tanous owns or has options to acquire a total of 203,000 shares of Common Stock, including the 151,001 shares shown in the table above. Mr. Tanous' shares consist of: (i) 3,000 shares held in his name; (ii) 148,001 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (iii) options for 51,999 shares which vest over the next 2 years.


 (5) Mr. Kennedy owns or has options to acquire 188,000 shares of Common Stock, including the 105,334 shares shown in the table above. Mr. Kennedy's shares consist of: (i) 8,000 shares held in his own name; (ii) 97,334 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (iii) options for 82,666 shares which vest over the next 3 years.


 (6) Mr. Abney's shares consist of: (i) 33,820 shares held in his name; (ii) 79,000 shares held in his wife's name; (iii) 7,719 shares held in his son's name; and (iv) 990,000 shares held pursuant to options that are exercisable within 60 days of September 13, 2001.

 (7) Mr. Isaac has options to acquire 60,000 shares of Common Stock, including the 12,000 shares shown in the table above. Mr. Isaac's shares consist of: (i) 12,000 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (ii) options for 48,000 shares which vest over the next 4 years.


 (8) Mr. Mitchell has options to acquire 100,000 shares of Common Stock, including the 20,000 shares shown in the table above. Mr. Mitchell's shares consist of: (i) 20,000 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (ii) options for 80,000 shares which vest over the next 4 years.


 (9)  Mr. Huyghue's shares consist of: (i) 2,500 shares held in his own name;
      (ii) 4,000 shares held in his wife's name; (iii) 12,000 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (iv) options for 48,000 shares which vest over the next 4 years.


(10) Mr. Payne's shares consist of: (i) 10,000 shares held in his own name;
     (ii) 200,000 restricted shares which vest when the market price for the Common Stock closes at $8.00 per share for ten (10) consecutive days; and
     (iii) 470,667 shares held pursuant to options that are exercisable within 60 days of September 13, 2001.

(11) Mr. Bajalia resigned from the Board of Directors and as an employee of the Company on June 15, 2001. As of that date, Mr. Bajalia's shares consisted of: (i) 4,000 shares held in his own name; (ii) 200,000 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (iii) 100,000 restricted shares which vest over the next 5 years.

(12) Mr. Mayo's shares consist of: (i) 1,000 shares held in his own name; (ii) 483,334 shares held pursuant to options that are exercisable within 60 days of September 13, 2001; and (iii) 33,333 shares held pursuant to options which vest over the next 3 years.


(13) Based on information the Company obtained from Massachusetts Financial Services Company's Schedule 13-G/A filed as of February 12, 2001, the business address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116. Massachusetts Financial Services Company reports to have sole voting power for 11,970,397 shares of Common Stock and sole dispositive power for 12,500,813 shares of Common Stock. The 12,500,813 shares of Common Stock are held by Massachusetts Financial Services Company and certain other affiliates that include the MFS Series Trust II-MFS Emerging Growth Stock Fund.

(14) Based on information the Company obtained from Ross Financial Corporation's Schedule 13-G/A filed as of January 22, 2001, the business address of Ross Financial Corporation is P.O. Box 31363-SMB, Micro Commerce Center, Grand Cayman, Cayman Islands, BWI. Ross Financial Corporation reports to have sole voting power for 8,012,500 shares of Common Stock and sole dispositive power for 8,012,500 shares of Common Stock.

(15) Based on information the Company obtained from Legg Mason Inc.'s Schedule 13-G/A filed as of March 14, 2001, the business address of Legg Mason Inc. is 100 Light Street, Baltimore, MD 21202. Legg Mason Inc. reports to have sole voting power for 5,226,500 shares of Common Stock and shared dispositive power for 6,381,985 shares of Common Stock. These shares are held by various subsidiaries of Legg Mason, Inc., including Legg Mason Funds Management, Inc., Legg Mason Wood Walker, Inc., Legg Mason Capital Management, Inc., Legg Mason Trust, fsb and Brandywine Asset Management, Inc., all as investment advisers.

(16) Includes 7,127,005 shares held pursuant to options that are exercisable within 60 days of September 13, 2001.

                             SHAREHOLDER PROPOSALS

  Shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2002 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 27, 2001. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

  In accordance with the Company's Bylaws, shareholders who wish to submit a proposal for consideration at the Company's 2002 annual meeting of shareholders but who do not wish to submit the proposal for inclusion in the Company's proxy statement pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, must deliver a copy of their proposal to the Company at its principal executive offices no later than December 27, 2001.

                           EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company's management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc. and/or Morrow & Co., Inc. to aid in the solicitation of proxies for which the Company anticipates it would pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

Date: September 24, 2001


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                   EXHIBIT A

                             ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MODIS PROFESSIONAL SERVICES, INC.

  Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

  1. The name of this Corporation is Modis Professional Services, Inc.

  2. Article I of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I
                                      NAME

  The name of this Corporation is MPS Group, Inc."

  3. The foregoing amendment was adopted pursuant to Section 607.1003, Florida Business Corporation Act, by the affirmative vote of such number of shares sufficient for approval at a Special Meeting of the shareholders on October 24, 2001.

  IN WITNESS WHEREOF, Modis Professional Services, Inc. has caused these Articles of Amendment to Amended and Restated Articles of Incorporation to be
executed in its name by its Secretary this   day of October, 2001.

                                          MODIS PROFESSIONAL SERVICES, INC.

                                          By: _________________________________
                                             Marc M. Mayo
                                             Secretary

                       MODIS PROFESSIONAL SERVICES, INC.

                              1 Independent Drive
                          Jacksonville, Florida 32202

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Modis Professional Services, Inc., a Florida corporation (the "Company"), do hereby nominate, constitute, and appoint Derek E. Dewan and Timothy D. Payne, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on September 13, 2001, at the Special Meeting of its Shareholders to be held at the Modis Building, 1 Independent Drive, 2nd Floor Auditorium, Jacksonville, Florida, on October 24, 2001, at 8:00 a.m., local time, or at any adjournment thereof.

1. Approval of the proposal to change the name of the Company to MPS Group,
   Inc.:

      [_] FOR Approval of the  [_] AGAINST Approval of the [_] ABSTAIN
        Name Change              Name Change

                         (Continued on the other side)

                                              This proxy, when properly exe-
                                              cuted, will be voted in the man-
                                              ner directed herein by the un-
                                              dersigned shareholder. IF YOU
                                              SIGN WITHOUT OTHERWISE MARKING
                                              THE FORM, THE SECURITIES WILL BE
                                              VOTED FOR APPROVAL OF THE NAME
                                              CHANGE. Please sign exactly as
                                              your name appears hereon. When
                                              shares are held by joint ten-
                                              ants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or guard-
                                              ian, please give full title as
                                              such. If a corporation, please
                                              sign in full corporate name by
                                              president or other authorized
                                              officer. If a partnership please
                                              sign in partnership name by au-
                                              thorized person. Make sure that
                                              the name on your stock certifi-
                                              cate(s) is exactly as you indi-
                                              cate below.

                                              ---------------------------------
                                                          Signature

                                              ---------------------------------
                                                  Signature if jointly held

                                              Dated: ____________________, 2001

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                         SELF-ADDRESSED ENVELOPE.